Exhibit 10.2(a)
STATE OF OHIO

LICKING COUNTY

AMENDED AND RESTATED
SPLIT-DOLLAR AGREEMENT

This AMENDED AND RESTATED SPLIT-DOLLAR AGREEMENT (this “Agreement”) is made and entered into effective as of the 15th day of June, 2015, by and between THE PARK NATIONAL BANK, a national banking association (the “Bank”), and DAVID L. TRAUTMAN, an individual (“Insured”).

R E C I T A L S:

A.    Insured is currently an employee and officer of the Bank and the Bank desires to retain Insured and induce Insured to provide valuable service to the Bank for a considerable period.

B.    The Bank desires to provide Insured with certain death benefits under one or more life insurance policies purchased by the Bank on the life of Insured.

C.     This Agreement supersedes the prior Split-Dollar Agreement between the Bank and Insured, dated May 19, 2008.

NOW, THEREFORE, the parties hereto, for and in consideration of ten dollars and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, do hereby agree as follows:

1.This Agreement pertains to the life insurance policies (the “Policies”) listed on Exhibit C, attached and made a part hereof.

2.Ownership of Policies. The Bank shall own all of the right, title and interest in the Policies and shall control all rights of ownership with respect thereto. The Bank, in its sole discretion, may exercise its right to borrow against or withdraw the cash value of one or more of the Policies. In the event coverage under the Policies is increased, such increased coverage shall be subject to all of the rights, duties and obligations set forth in this Agreement.

3.Designation of Beneficiary(ies). Insured may designate one or more beneficiaries (on the Beneficiary Designation Form attached hereto as Exhibit A) to receive a portion of the death proceeds of all of the Policies payable pursuant hereto upon the death of the Insured subject to any right, title or interest the Bank may have in such proceeds as provided herein. In the event Insured fails to designate a beneficiary, any benefits payable pursuant hereto shall be paid to the estate of Insured.

4.Maintenance of Policies. The Bank intends to maintain one or more life insurance policies for purposes of this Agreement. The Bank shall be responsible for making any required premium payments and to take all other actions within the Bank’s reasonable control in order to keep the Policies in full force and effect; provided, however, that the Bank may replace one or more of the Policies with a comparable policy or policies so long as Insured’s beneficiary(ies) will be entitled to receive an amount of death proceeds under Section 6 of this Agreement at least equal to those that the beneficiary(ies) would be entitled to if the original Policies were to remain in effect. If any such replacement is made, all references herein to the “Policies” shall thereafter be references to such replacement policy or policies. If the Policies contain any premium waiver provision, any such waived premiums shall be considered for the purposes of this Agreement as having been paid by the Bank. The Bank shall be under no obligation to set aside, earmark or otherwise segregate any funds with which to pay its obligations under this Agreement, including, but not limited to, payment of premiums with respect to the Policies.

5.Reporting Requirements. The Bank will report on an annual basis to Insured the economic benefit attributable to this Agreement on Internal Revenue Service Form W-2 or its equivalent so that Insured can properly include said amount in Insured’s taxable income. Under the Internal Revenue Code of 1986, as amended (the “Code”), Insured’s taxable value of the benefit under this Agreement is not availed the same income tax exclusion as is afforded to “group term life insurance”. Insured agrees to accurately report and pay all applicable taxes on such amounts of income reportable hereunder to Insured.

6.Policy Proceeds. Subject to Section 8, upon the death of Insured, the death proceeds of the Policies shall be divided in the following manner:

(a)The Insured’s beneficiary(ies) designated in accordance with Section 3 shall be entitled to an amount equal to the lesser of (i) the Death Benefit (as defined in Exhibit B hereto) or (ii) one hundred percent (100%) of the difference between the total death proceeds payable under the Policies and the “Cash Surrender Value of the Policies” (as defined in Section 7 below); such difference in the total death proceeds and the Cash Surrender Value of the Policies is defined as the “Net at Risk Amount.”

(b)The Bank shall be entitled to any death proceeds payable under the Policies remaining after payment to the Insured’s beneficiary(ies) under Section 6(a) above.

(c)The Bank and Insured’s beneficiary(ies) shall share in any interest due on the death proceeds of the Policies on a pro rata basis based upon the amount of proceeds due each person divided by the total amount of proceeds, excluding any such interest.

7.Cash Surrender Value of the Policies. The “Cash Surrender Value of the Policies” shall be equal to the cash value of the Policies at the time of Insured’s death or upon surrender of the Policies, as applicable, less (i) any policy or premium loans or withdrawals or any other indebtedness secured by the Policies, and any unpaid interest thereon, previously incurred or made by the Bank, and (ii) any applicable surrender charges, as determined by the insurer(s) under the Policies or the agent(s) servicing the Policies.

8.Termination of Agreement.

(a)	This Agreement shall terminate upon the first to occur of the following:

(i)	the distribution of the death benefit proceeds in accordance with Section 6 above; or

(ii)	except as set forth in Section 16 below, the termination of Insured’s employment for any reason (other than on account of the Insured’s death) prior to age 62; or

(iii)	the Insured attaining age 84; and

(b)
Insured acknowledges and agrees that the termination of this Agreement pursuant to subsections (a)(ii) and (a)(iii) above prior to the death of Insured shall terminate any right of Insured or Insured’s beneficiary(ies) to receive any death proceeds of the Policies under this Agreement, and such termination shall be without any liability of any nature to the Bank.

9.Assignment. Insured shall not make any assignment of Insured’s rights, title or interest in or to the death proceeds of the Policies whatsoever without the prior written consent of the Bank (which may be withheld for any reason or no reason in its sole and absolute discretion) and acknowledgment by the insurer(s) under the Policies.

10.Administration.

(a)    This Agreement shall be administered by the Compensation Committee of the Board of Directors of Park National Corporation (the “Committee”).

(b)    As the administrator, the Committee shall have the powers, duties and discretion to:
i.    Construe and interpret the provisions of this Agreement;

ii.    Adopt, amend or revoke rules and regulations for the administration of this Agreement, provided they are not inconsistent with the provisions of this Agreement;

iii.    Provide appropriate persons with such returns, reports, descriptions and statements as may be required by law, within the times prescribed by law and to make them available to Insured (or Insured’s beneficiary(ies)) when required by law;

iv.    Take such other action as may be reasonably required to administer this Agreement in accordance with its terms or as may be required by law;

v.    Withhold applicable taxes and file with the Internal Revenue Service appropriate information returns with respect to any payments and/or benefits provided hereunder; and

vi.    Appoint and retain such persons as may be necessary to carry out its duties as administrator.

(c)    In its capacity as the administrator, the Committee shall also be responsible for the management, control and administration of the death proceeds from the Policies. The administrator may, in its reasonable discretion, delegate certain aspects of its management and administrative responsibilities. If the administrator has a claim which it believes may be covered under the Policies, it will contact the insurer under each of the Policies in order to complete a claim form and determine what other steps need to be taken. The insurer under the respective Policies will evaluate and make a decision as to payment. If the claim is eligible for payment under one or more of the Policies, a check will be issued to the Bank. If the insurer under one or more of the Policies determines that a claim is not eligible for payment under such Policy, the administrator may, in its sole discretion, contest such claim denial by contacting the applicable insurer in writing.

11.Claims Procedures.

(a)For purposes of these claims procedures, the Committee shall serve as the “Claims Administrator.”

(b)If Insured or any beneficiary of Insured should have a claim for benefits hereunder, he or she shall file such claim by notifying the Claims Administrator in writing. The Claims Administrator shall make all determinations as to the right of any person or persons to a benefit hereunder. Benefit claims shall be made by Insured, Insured’s beneficiary(ies) or a duly authorized representative thereof (the “claimant”).

If the claim is wholly or partially denied, the Claims Administrator shall provide written or electronic notice thereof to the claimant within a reasonable period of time, but not later than 90 days after receipt of the claim. An extension of time for processing the claim for benefits is allowable if special circumstances require an extension, but such an extension shall not extend beyond 180 days from the date the claim for benefits is received by the Claims Administrator. Written notice of any extension of time shall be delivered or mailed within 90 days after receipt of the claim and shall include an explanation of the special circumstances requiring the extension and the date by which the Claims Administrator expects to render the final decision.

Notice of an adverse benefit determination shall (i) specify the reason for the denial; (ii) reference the provisions of this Agreement on which the denial is based; (iii) describe the additional material or information, if any, necessary for the claimant to receive benefits and explain why such material or information is necessary; (iv) indicate the steps to be taken by the claimant if a review of the denial is desired, including the time limits applicable thereto; and (v) contain a statement of the claimant’s right to bring a civil action under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), in the event of an adverse determination on review.

If notice of an adverse benefit determination is not furnished in accordance with the preceding provisions of this Section 11, the claim shall be deemed denied and the claimant shall be permitted to exercise the claimant’s right to review as set forth below.

(c)    If a claim is denied and a review is desired, the claimant shall notify the Claims Administrator in writing within 60 days after receipt of written notice of a denial of a claim. In requesting a review, the claimant may submit any written comments, documents, records, and other information relating to the claim, the claimant feels are appropriate. The claimant shall, upon request and free of charge, be provided reasonable access to, and copies of, all documents, records and other information “relevant” to the claimant’s claim for benefits. The Claims Administrator shall review the claim taking into account all comments, documents, records and other information submitted by the claimant, without regard to whether such information was submitted or considered in the initial benefit determination.

The Claims Administrator shall provide the claimant with written or electronic notification of the benefit determination upon review. In the event of an adverse benefit determination on review, the notice thereof shall (i) specify the reason or reasons for the adverse determination; (ii) reference the specific provisions of this Agreement on which the benefit determination is based; (iii) contain a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records and other information “relevant” to the claimant’s claim for benefits; and (iv) inform the claimant of the right to bring a civil action under the provisions of ERISA.

For purposes hereof, documents, records and information shall be considered “relevant” to the claimant’s claim if they (i) were relied upon in making the benefit determination; (ii) were submitted, considered, or generated in the course of making the benefit determination, whether or not actually relied upon in making the determination; or (iii) demonstrate compliance with the administrative processes and safeguards of this claims procedure.

(d)    After exhaustion of the claims procedure as provided herein, nothing shall prevent the claimant from pursuing any other legal or equitable remedy otherwise available, including the right to bring a civil action under Section 502(a) of ERISA, if applicable. Notwithstanding the foregoing, no legal action may be commenced or maintained against the Bank, the Committee, whether in its capacity as Claims Administrator or otherwise, or any member of the Committee more than one (1) year after the claimant has exhausted the administrative remedies set forth in this Section 11.

12.Confidentiality. In further consideration of the mutual promises contained herein, Insured agrees that the terms and conditions of this Agreement, except as such may be disclosed in financial statements and tax returns, in connection with estate planning or in connection with filings with the Securities and Exchange Commission as required under Federal securities laws and regulations, are and shall forever remain confidential until the death of Insured, and Insured agrees that he shall not reveal the terms and conditions contained in this Agreement at any time to any person or entity, other than his financial and professional advisors unless required to do so by a court of competent jurisdiction or, in the opinion of Insured’s counsel, by other requirements of applicable laws and regulations identified in such opinion of counsel.

13.Other Agreements. The benefits provided for herein for Insured are supplemental life insurance benefits and shall not be deemed to modify, affect or limit any salary or salary increases, bonuses, profit sharing or any other type of compensation of Insured in any manner whatsoever. No provision contained in this Agreement shall in any way affect, restrict or limit any employment agreement which may exist between the Bank and Insured, nor shall any provision or condition contained in this Agreement create specific rights of Insured or limit the right of the Bank to discharge Insured with or without cause. Except as otherwise provided herein, nothing contained in this Agreement shall affect the right of Insured to participate in or be covered by or under any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation, retirement or fringe benefit plan constituting any part of the Bank’s compensation structure whether now or hereinafter existing.

14.Withholding. Notwithstanding any of the provisions hereof, the Bank may withhold from any payment to be made hereunder such amount as it may be required to withhold under any applicable Federal, state or other law, and transmit such withheld amounts to the applicable taxing authority.

15.Miscellaneous Provisions.

(a)Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission of an executed counterpart.

(b)Survival. The provisions of Section 12 and this Section 15 of this Agreement shall survive the termination of this Agreement indefinitely, regardless of the cause of, or reason for, such termination.

(c)Construction. As used in this Agreement, the neuter gender shall include the masculine and the feminine, the masculine and feminine genders shall be interchangeable between themselves and each with the neuter, the singular numbers shall include the plural, and the plural the singular. The term “person” shall include all persons and entities of every nature whatsoever, including, but not limited to, individuals, corporations, partnerships, limited liability companies, governmental entities and associations. The terms “including,” “included,” “such as” and terms of similar import shall not imply the exclusion of other items not specifically enumerated.

(d)Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be held to be invalid, illegal, unenforceable or inconsistent with any present or future law, ruling, rule or regulation of any court, governmental or regulatory authority having jurisdiction over the subject matter of this Agreement, such provision shall be rescinded or modified in accordance with such law, ruling, rule or regulation and the remainder of this Agreement or the application of such provision to the person or circumstances other than those as to which it is held inconsistent shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

(e)Governing Law. This Agreement is made in the State of Ohio and shall be governed in all respects and construed in accordance with the laws of the State of Ohio, without regard to its conflicts of law principles, except to the extent superseded by the Federal laws of the United States of America.

(f)Binding Effect. This Agreement is binding upon the parties, their respective successors, permitted assigns, heirs and legal representatives. Without limiting the foregoing, the terms of this Agreement shall be binding upon Insured’s estate, administrators, personal representatives and heirs. This Agreement may be assigned by the Bank to any party to which the Bank assigns or transfers the Policies. This Agreement has been approved by the Bank’s Board of Directors and the Bank agrees to maintain an executed counterpart of this Agreement in a safe place as an official record of the Bank.

(g)No Trust. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Bank and Insured, Insured’s designated beneficiary(ies) or any other person.

(h)Assignment of Rights. None of the payments provided for by this Agreement shall be subject to seizure for payment of any debts or judgments against Insured or any beneficiary(ies) of Insured; nor shall Insured or any beneficiary(ies) of Insured have any right to transfer, modify, anticipate or encumber any rights or benefits hereunder; provided, however, that the undistributed portion of any benefit payable hereunder shall at all times be subject to set-off for debts owed by Insured to the Bank.

(i)Entire Agreement. This Agreement (together with its exhibits, which are incorporated herein by reference) constitutes the entire agreement of the parties with respect to the subject matter hereof and supercedes all prior or contemporaneous negotiations, agreements and understandings, whether oral or written, relating to the subject matter hereof.

(j)Notice. Any notice to be delivered under this Agreement shall be given in writing and delivered by hand, or by first class, certified or registered mail, postage prepaid, addressed to the Bank or Insured, as applicable, at the address for such party set forth below or such other address designated by notice.

Bank:         THE PARK NATIONAL BANK
50 N Third Street
Newark, Ohio 43058-3500
Attn: Chief Financial Officer

Insured:         DAVID L. TRAUTMAN
XXXXXXXXXXX
XXXXXXXXXXX

(k)Non-waiver. No delay or failure by either party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right.

(l)Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

(m)Amendment. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties. No waiver of any provision contained in this Agreement shall be effective unless it is in writing and signed by the party against whom such waiver is asserted. Notwithstanding the foregoing, the Bank may amend, modify or terminate this Agreement (and may do so retroactively) without the consent and/or approval of Insured or any beneficiary(ies) of Insured if such amendment, modification or termination is necessary to ensure compliance with Code Section 409A or in order to avoid the application of any penalties that may be imposed upon Insured and any beneficiary(ies) of Insured pursuant to the provisions of Code Section 409A.

(n)Purpose. The primary purpose of this Agreement is to provide certain death benefits to Insured as a member of a select group of management or highly compensated employees of the Bank.

(o)Compliance with Code Section 409A. Code Section 409A, as added by the American Jobs Creation Act of 2004 (AJCA), substantially revised the requirements applicable to certain deferred compensation arrangements. If Code Section 409A is found to be applicable, this Agreement is intended to comply, and to be operated and administered in all respects in compliance, with the requirements of Code Section 409A and all Internal Revenue Service rulings, Treasury Department regulations or other pronouncements or guidance implementing or interpreting its provisions.

16.Change in Control. If Insured experiences a separation from service from the Bank and its affiliates within 12 months after a Change in Control (as defined below), (a) Insured shall remain eligible for a death benefit under Section 6 even if that separation from service occurs prior to the date that Insured attains age 62, and (b) the non-compete covenant in the retirement conditions of Exhibit B shall not apply after a Change in Control.

For purposes of this Agreement, the occurrence of a “Change in Control” shall mean the occurrence of any of the following: (a) the consummation of an agreement for the sale of all, or a material portion, of the assets of the Bank; (b) the consummation of a merger or recapitalization of the Bank, or any merger or recapitalization whereby the Bank is not the surviving entity; or (c) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Bank or the Bank’s parent Park National Corporation by any person or group. The term “person” means an individual other than Insured, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

[THE REMAINDER OF THE PAGE IS INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have executed, or caused to be executed, this Agreement as of the day and year first above written.

BANK:

The Park National Bank

By /s/ Brady T. Burt
Its CFO

INSURED

/s/ David L. Trautman
DAVID L. TRAUTMAN

EXHIBIT A

BENEFICIARY DESIGNATION FORM

AMENDED AND RESTATED SPLIT-DOLLAR AGREEMENT

Pursuant to Section 3 of the Amended and Restated Split-Dollar Agreement, made and entered into effective as of June 15th, 2015 (the “Agreement”), I, DAVID L. TRAUTMAN, hereby designate the beneficiary(ies) listed below to receive any benefits under the Agreement that may be due upon my death. This designation shall replace and revoke any prior designation of beneficiary(ies) made by me under the Agreement or any predecessor thereof.

Full Name(s), Address(es) and Social Security Number(s) of Primary Beneficiary(ies)*:

XXXXXXXXXXXXXXXX
*If more than one beneficiary is named above, the beneficiaries will share equally in any benefits, unless I have otherwise provided above. Further, if I have named more than one beneficiary and one or more of the beneficiaries is deceased at the time of my death, any remaining beneficiary(ies) will share equally, unless I have provided otherwise above. If no primary beneficiary survives me, then the contingent beneficiary designated below will receive any benefits due upon my death. In the event I have no designated beneficiary upon my death, any benefits due will be paid to my estate. In the event that I am naming a beneficiary that is not an individual, I have provided pertinent information regarding the designation.

Full Name, Address and Social Security Number of Contingent Beneficiary:

XXXXXXXXXXXXXXXX

Date: June 15th, 2015

_/s/ David L. Trautman__________________________
DAVID L. TRAUTMAN

ACCEPTED:    THE PARK NATIONAL BANK

Date: June 15th, 2015

By ___/s/ Brady T. Burt_____________________

Its ____CFO____________________________

A-1

EXHIBIT B
DEATH BENEFIT
DAVID L. TRAUTMAN

Date on which Insured attains:

Age 62 XXXXX XX, 2023
Age 65 XXXXX XX, 2026
Age 84 XXXXX XX, 2045

Maximum Death Benefit - The “Death Benefit” shall equal $4,313,000 if Insured’s death occurs while Insured is in the full-time employment of the Bank.

Reduced Death Benefit - If Insured’s death occurs after Insured’s retirement (for purposes of this Agreement, “retirement” shall mean the termination of Insured’s full-time employment with the Bank following attainment of age 62) or Insured’s separation from service in connection with a Change in Control under Section 16, then the “Death Benefit” shall equal the amount listed on the schedule below, subject to the retirement conditions listed below the table:

Attained Age at Death	Year of Death	Reduced Death Benefit if retired after on or after age 62 or terminated within 12 months after a Change in Control
Less than 62	Before XXXXX XX, 2023 (only if terminated within 12 months after a Change in Control)	$4,313,000
Between 62-65	XXXXX XX, 2023 to XXXXX XX, 2026	$4,313,000
65	XXXXX XX, 2026 to XXXXX XX, 2027	$4,313,000
66	XXXXX XX, 2027 to XXXXX XX, 2028	$4,130,000
67	XXXXX XX, 2028 to XXXXX XX, 2029	$3,949,000
68	XXXXX XX, 2029 to XXXXX XX, 2030	$3,763,000
69	XXXXX XX, 2030 to XXXXX XX, 2031	$3,571,000
70	XXXXX XX, 2031 to XXXXX XX, 2032	$3,373,000
71	XXXXX XX, 2032 to XXXXX XX, 2033	$3,168,000
72	XXXXX XX, 2033 to XXXXX XX, 2034	$2,958,000
73	XXXXX XX, 2034 to XXXXX XX, 2035	$2,740,000
74	XXXXX XX, 2035 to XXXXX XX, 2036	$2,516,000
75	XXXXX XX, 2036 to XXXXX XX, 2037	$2,284,000
76	XXXXX XX, 2037 to XXXXX XX, 2038	$2,045,000
77	XXXXX XX, 2038 to XXXXX XX, 2039	$1,797,000
78	XXXXX XX, 2039 to XXXXX XX, 2040	$1,541,000
79	XXXXX XX, 2040 to XXXXX XX, 2041	$1,277,000
80	XXXXX XX, 2041 to XXXXX XX, 2042	$1,003,000
81	XXXXX XX, 2042 to XXXXX XX, 2043	$719,000
82	XXXXX XX, 2043 to XXXXX XX, 2044	$426,000
83	XXXXX XX, 2044 to XXXXX XX, 2045	$183,000
84	XXXXX XX, 2045 and thereafter	$0

B-2

Notwithstanding the above schedule, payment of the Death Benefit after Insured’s retirement (as defined above) shall be subject to the following retirement conditions:

1.
Except as provided in Section 16 of the Agreement, after retirement, Insured has not been employed by any financial services firm offering like or similar products as the Bank, except with written approval of the Bank.

2.
Insured’s termination of employment from the Bank has not been for cause as determined by the Board of Directors of the Bank; if termination is determined to be for cause, a letter so stating shall be sent by certified mail to Insured within 90 days of termination of employment from the Bank.

3.Insured shall not be entitled to a Death Benefit after attaining age 84.

B-2

EXHIBIT C

ENDORSED Policies

DAVID L. TRAUTMAN

The Amended and Restated Split‑Dollar Agreement, made and entered into effective as of June 15th, 2015 (the “Agreement”) pertains to the life insurance policies (the “Policies”) listed on this Exhibit C, attached and made a part of the Agreement:

Insurer: MassMutual

Policy number: 39121385

Insurer: Ohio National

Policy number: C7136389

Insurer: Northwestern Mutual

Policy number: 21155847

Insurer: The Guardian Life Insurance Company of America

C-1